Exhibit 99.1

 GLMAC www.glmac.com

Suite 501	2875 NE 191st Street
	Aventura, FL 33180	tel: 786.200.9374
Fax: 305.937.4161

Via E-mail:

lallouz@glmac.com

September 6, 2006

Mr. Ilia Lekach

President, CEO& Chairman,

Parlux Fragrances, Inc.

3725 SW 30th, Ave.

Fort Lauderdale, FL 33312

Re:

Engagement Letter GLMAC/Parlux Fragrances, Inc.

Dear Ilia,

This letter agreement (this “Agreement”) confirms Parlux Fragrance, Inc.’s (“Parlux”) engagement of GLMAC as facilitator and advisor in connection with the potential sale of certain properties now owned by Parlux and sets forth the terms and conditions applicable thereto.

1.

Term of the engagement: Parlux hereby engages GLMAC to serve as its exclusive facilitator and advisor in connection with the sale of certain properties commencing on the date hereof and continuing for a period of six (6) months; and renewable on a month to month basis thereafter, unless terminated earlier by either party with thirty (30) calendar days written notice (such period referred to hereinafter as the “Engagement”).

2.

Services: During the Engagement GLMAC agrees to provide services to Parlux consisting of: (i) evaluating market opportunities (ii) identifying potential buyers and (iii) determining maximum realizable value for the properties to be sold GLMAC agrees to devote the necessary time, attention, and energy as may be necessary to perform the services herein in an efficient and expeditious manner.

3.

Minimum hours: Parlux acknowledges and agrees that nothing herein shall be construed to require GLMAC to (i) provide a specific number of hours of service to the Company or to limit the right of GLMAC to perform similar services for the benefit of persons or entities other than the Company as long as they are not in conflict with the interests of Parlux, and (ii) ensure that any potential buyer introduced to the Company by GLMAC will execute final agreements with the Company.

4.

Remuneration: Upon the successful conclusion of a transaction acceptable to management and its Board of Directors Parlux shall pay to GLMAC a fee based upon a sliding scale applied to the net  selling price Parlux receives for any property which may be sold. The payment of the fee to GLMAC shall follow the payment schedule Parlux accepts for any specific transaction, with the understanding that GLMAC shall be paid its fee only after Parlux has collected the amount due. The amount of the fee shall be calculated as three percent (3%) up to fifty million dollars ($50,000,000) received by Parlux, two percent (2%) of the subsequent fifty million dollars ($50,000,000) received by Parlux and one percent 1% of amounts exceeding one hundred million ($100,000,000) received by Parlux. Parlux agrees that if during the term of this Engagement a potential buyer is introduced by GLMAC and no agreement is reached, Parlux shall be obligated to pay the aforementioned fees to GLMAC in the event a sale is consummated within six (6) months after the termination of this Agreement with the same potential buyer.

5.

Representations, Warranties and Covenants of Parlux: Parlux hereby represents, warrants and covenants as follows  (i) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (ii) this Agreement has been duly authorized by its Board of Directors and constitutes a valid and binding agreement of Parlux enforceable in accordance with its terms, (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of any agreement to which Parlux is a party or by which any of its property or assets is bound.

6.

Independent Contractor: GLMAC and Parlux hereby acknowledge that GLMAC is an independent contractor serving merely as a facilitator and advisor to Parlux. GLMAC shall not hold itself out as an employee, agent, partner or in any other capacity which could infer that it is other than an independent contractor, nor shall it take any action from which others might infer that it is in a joint venture with Parlux. GLMAC shall have no authority to bind nor shall it take any action wherein it purports to bind Parlux.

7.

Confidentiality: Parlux and GLMAC, (“Parties”) acknowledge that all information opinions and plans whether oral or written, given to each other in connection with this Agreement are intended solely for the benefit and use of the Parties in considering the transactions to which they relate, and the Parties agree that no person or entity other than the Parties shall be entitled to make use of or rely upon the information shared herein and to be  reproduced, disseminated, quoted or referred to by the Parties in communications with third parties at any time, in any manner or for any purpose, nor may the Parties make any public references to each other or use each other’s name in any release without prior written consent, except that the Company may, without GLMAC’s consent, disclose this Agreement  in the Company’s filings with the Securities and Exchange Commission, if such disclosure is required by law or in Press Release at the Company’s sole discretion.

8.

Reimbursement of expenses: Expenses GLMAC may incur as a result of this Agreement shall be borne by GLMAC. Parlux will not reimburse GLMAC, for any, out-of-pocket expenses incurred by GLMAC in connection with the matters contemplated in this Agreement, unless GLMAC obtains prior written consent from Parlux.

9.

Notices: Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

If to the Company:

Mr. Frank A. Buttacavoli
Chief Operating Officer
Parlux Fragrances, Inc.
3725 SW 30th, Ave.
Fort Lauderdale, FL 33312

If to GLMAC:

Mr. Lucien Lallouz
Managing Director
GLMAC
2875 NE 191st Street
Suite 501
Aventura, FL 33180

10.

Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changed except by agreement in writing by the parties. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

11.

Survival of Representations and Warranties. The representations, warranties, acknowledgments and agreements of GLMAC and Parlux shall survive the termination of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that, such severability should be ineffective if it materially changes the economic benefit of this Agreement to any party.

12.

Governing Law. This Agreement shall be interpreted according to the laws of the State of Florida and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws. Each party consents to personal jurisdiction in Broward County, Florida, hereby waiving any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this Agreement, the prevailing party shall be reimbursed by the other party (as determined by a court of competent jurisdiction) for reasonable attorneys’ fees and/or arbitration costs.

13.

Successors. This Agreement shall be binding upon the parties, their successors and assigns; provided that GLMAC shall not assign this Agreement without the prior written consent of Parlux.

14.

Execution. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

Agreed to and accepted, as of September 6, 2006

PARLUX FRAGRANCES, INC.		GLMAC
By:	/s/ FRANK A. BUTTACAVOLI	By:	/s/ LUCIEN LALLOUZ
	Frank A. Buttacavoli		Lucien Lallouz
	Executive VP / COO / CFO		Managing Director